EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this registration statement on Form S-1/A Amendment No. 1 of our report dated March 25, 2020, with respect to our audits of the consolidated financial statements of AmpliTech Group, Inc. as of and for the years ended December 31, 2019 and 2018. We also consent to the reference to our firm under the heading “Experts” in this registration statement.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

February 5, 2021